 Berkshire Hills Reports 25% First Quarter Core Earnings Growth

Quarterly Dividend Declared

Pittsfield, MA – April 26, 2011 – Berkshire Hills Bancorp, Inc. (NASDAQ: BHLB) reported a 25% increase in first quarter core earnings to $4.2 million in 2011, compared to $3.3 million in 2010.  First quarter core earnings per share also increased by 25% to $0.30 in 2011, compared to $0.24 in 2010.  Core earnings growth continued to reflect the benefit of positive operating leverage, primarily resulting from 7% revenue growth.

First quarter GAAP net income was $2.8 million in 2011 ($0.20 per share), compared to $3.3 million in 2010 ($0.24 per share).  GAAP net income reflected $1.4 million in after-tax non-core merger related expenses.  Berkshire completed the acquisition of Rome Bancorp, Inc. on April 1, 2011 and is planning to complete the acquisition of Legacy Bancorp, Inc. in the third quarter of 2011.

FIRST QUARTER FINANCIAL HIGHLIGHTS (revenue and expense comparisons are to the prior year first quarter, unless otherwise noted)

•	10% increase in net interest income
•	15% annualized growth in asset based and commercial real estate loans
•	7% annualized growth in total deposits
•	3.30% net interest margin, unchanged from the prior quarter
•	0.54% non-performing assets/total assets, down from 0.59% in the prior quarter
•	0.30% annualized net loan charge-offs/average loans, down from 0.37% in the prior quarter
•	1.49% allowance for loan losses/total loans, unchanged from the prior quarter

Michael P. Daly, President and Chief Executive Officer, stated, “We had a strong start to the year, with solid revenue growth driving a 25% improvement in core earnings results.   We continue to build market share in targeted areas of loan and deposit growth.  Our asset quality remains favorable, with ongoing improvement in non-performing assets and loan charge-off metrics from already low levels.  We recently opened a new office in Rotterdam, New York, following the opening of two other New York branch offices in the latter part of 2010.   All of our business lines are working together towards our objective of increasing core earnings per share by 40% or more in 2011.”

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Mr. Daly continued, “We are proceeding well with the integration of Rome Bancorp and are confident that we will achieve the financial benefits that we originally targeted for this acquisition.  Once we have completed the Legacy Bancorp acquisition, we expect to have more than $4 billion in assets, more than 60 branches, and a market capitalization exceeding $450 million based on our recent stock price.  These mergers position us well to continue to grow as the leading locally headquartered regional bank serving our New England and New York markets.”

DIVIDEND DECLARED

The Board of Directors maintained the cash dividend on Berkshire’s common stock, declaring a dividend of $0.16 per share to stockholders of record at the close of business on May 12, 2011 and payable on May 26, 2011.   This dividend equates to a 2.92% annualized yield based on the average closing price of Berkshire’s common stock in the first quarter of 2011.

FINANCIAL CONDITION

Total assets remained steady at $2.9 billion in the most recent quarter.  Total asset based and commercial real estate loans grew at a 15% annualized rate, reflecting ongoing growth in these areas and the continuing strong momentum of the asset based lending group which was recruited at the beginning of 2010.  Total loans increased slightly, as the above increases were partially offset by lower construction balances and a decrease in other consumer loans due to residual planned runoff in automobile loans.

Key asset quality metrics remained favorable in the most recent quarter.  Non-performing assets decreased to 0.54% of total assets, and annualized net loan charge-offs decreased to 0.30% of average loans.  Accruing delinquent loans also remained favorable, increasing modestly to 0.70% of total loans.

Total deposits increased at a 7% annualized rate in the first quarter of 2011, primarily due to ongoing growth of money market accounts and expansion in the New York region.  The cost of deposits continued to decrease, falling by an additional 0.11% in the most recent quarter, compared to the prior quarter.  Deposit growth was primarily used to pay down overnight Federal Home Loan Bank advances.  The loan/deposit ratio continued to improve, measuring 96% at quarter-end, demonstrating the Bank’s strong liquidity.

The ratio of tangible equity/tangible assets increased to 8.04% during the quarter, with total equity/assets increasing to 13.52%.  Tangible book value per share increased to $15.44 at quarter-end, while total book value per share increased to $27.63.

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RESULTS OF OPERATIONS

Core earnings have improved sequentially in each of the last five quarters, primarily reflecting the benefit of positive operating leverage resulting from revenue growth and disciplined expense management.  First quarter year-to-year revenue growth was 7%, including 10% growth in net interest income.  Net interest income has grown sequentially in the last seven quarters.  In the most recent quarter, this growth resulted primarily from 12% annualized average loan growth due to the strong momentum coming into the year.  The net interest margin remained stable at 3.30% compared to the prior quarter. This reflects disciplined pricing of loans and deposits to mitigate pressures in the continuing low market rate environment.

First quarter non-interest income increased slightly in 2011 compared to 2010.  Insurance fee revenues increased by $0.3 million (7%); insurance income is seasonal in the first half of the year due to contingency income.  Deposit related fee income was up 3% including the benefit of account growth.  This growth partially offset a decrease in loan related fee income for commercial loan interest rate swaps.

The first quarter loan loss provision decreased by $0.7 million to $1.6 million in 2011 compared to 2010.  The loan loss allowance remained flat at $31.9 million during the quarter, measuring a strong 1.49% of total loans and 240% of non-accruing loans at quarter-end.

First quarter core non-interest expense increased by $1.3 million (6%) in 2011 compared to 2010.  This included a $0.6 million increase in the expense of other real estate owned primarily due to the write-down of foreclosed properties to facilitate pending sales.  Excluding this expense, core non-interest expense increased by 4%, including the costs of new de novo branches and business line expansion over the last year.  Compensation expense growth was limited to 1% for these periods.  Total non-interest expense included $1.7 million in non-core charges for merger related expenses, consisting primarily of investment banking and legal fees and severance costs.  The first quarter effective income tax rate increased to 27% in 2011 from 22% in 2010.

UNAUDITED SELECTED FINANCIAL HIGHLIGHTS OF ROME BANCORP

Included in the financial exhibits to this news release are unaudited selected first quarter financial highlights of Rome Bancorp.  This information does not include all items which may affect the final financial statements of Rome as of March 31, 2011 and it does not include non-core charges related to the merger of Rome into Berkshire.  Additional financial information about Rome Bancorp will be provided in the notes to the financial statements of Berkshire as of June 30, 2010, which will reflect the acquisition of Rome as of April 1, 2011.

CONFERENCE CALL

Berkshire will conduct a conference call/webcast at 10:00 a.m. eastern time on Wednesday, April 27, 2011 to discuss the results for the quarter and guidance about expected future results.  Information about the conference call follows:

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Dial-in:	877-317-6789
Webcast:	www.berkshirebank.com (investor relations link)

A telephone replay of the call will be available through May 6, 2011 by calling 877-344-7529 and entering conference number: 449628. The webcast and a podcast will be available at Berkshire’s website above for an extended period of time.

BACKGROUND

Berkshire Hills Bancorp is the parent of Berkshire Bank - America's Most Exciting Bank(SM).  The Company has $3.2 billion in assets and 48 full service branch offices in Massachusetts, New York, and Vermont.  The Company provides personal and business banking, insurance, and wealth management services.  Berkshire Bank provides 100% deposit insurance protection for all deposit accounts, regardless of amount, based on a combination of FDIC insurance and the Depositors Insurance Fund (DIF). The Company completed the acquisition of Rome Bancorp on April 1, 2011 and currently has a pending agreement to acquire Legacy Bancorp. For more information, visit www.berkshirebank.com or call 800-773-5601.

FORWARD LOOKING STATEMENTS

Certain statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (referred to as the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (referred to as the Securities Exchange Act), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions.

These forward-looking statements are subject to significant risks, assumptions and uncertainties.  Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact, changes in the level of non-performing assets and charge-offs; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; inflation, interest rate, securities market and monetary fluctuations; political instability; acts of war or terrorism; the timely development and acceptance of new products and services and perceived overall value of these products and services by users; changes in consumer spending, borrowings and savings habits; changes in the financial performance and/or condition of our borrowers; technological changes; acquisitions and integration of acquired businesses; the ability to increase market share and control expenses; changes in the competitive environment among financial holding companies and other financial service providers; the quality and composition of our loan or investment portfolio; the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we and our subsidiaries must comply; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; changes in our organization, compensation and benefit plans; the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; greater than expected costs or difficulties related to the opening of new branch offices or the integration of new products and lines of business, or both; and/or our success at managing the risk involved in the foregoing items.

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Additional factors that could cause the results of Berkshire to differ materially from those described in the forward-looking statements can be found in the filings made by Berkshire with the Securities and Exchange Commission, including the Berkshire Hills Bancorp Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and the Berkshire Hills Bancorp Registration Statement on Form S-4 for the registration of common stock to be issuable upon the planned completion of the merger of Legacy Bancorp, Inc.  Berkshire’s actual results, performance or achievements, or industry results, may be materially different from the results indicated by these forward-looking statements. In addition, Berkshire’s past results of operations do not necessarily indicate future results. You should not place undue reliance on any of the forward-looking statements, which speak only as of the dates on which they were made. Berkshire is not undertaking an obligation to update these forward-looking statements, even though its situation may change in the future, except as required under federal securities law.  Berkshire qualifies all of its forward-looking statements by these cautionary statements.

Certain statements contained in this news release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of our plans, objectives and expectations or those of our management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

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ADDITIONAL INFORMATION FOR STOCKHOLDERS

The proposed transaction with Legacy Bancorp, Inc. will be submitted to their stockholders for their approval and to Berkshire’s stockholders for their approval.  In connection with the proposed Legacy merger, Berkshire has filed with the Securities and Exchange Commission (“SEC”) a preliminary Registration Statement on Form S-4.  When it becomes final and effective, it will include a Proxy Statement of Legacy Bancorp and a Proxy Statement/Prospectus of Berkshire, as well as other relevant documents concerning the proposed transaction.  Stockholders are urged to read these documents as they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.  A free copy of the Proxy Statement/Prospectus as well as other filings containing information about Berkshire Hills and Legacy may be obtained at the SEC’s Internet site (http://www.sec.gov).  You will also be able to obtain these documents, free of charge, from Berkshire Hills Bancorp at www.berkshirebank.com under the tab “Investor Relations” or from Legacy Bancorp by accessing Legacy Bancorp’s website at www.legacy-banks.com under the tab “Investor Relations.”

Berkshire and Legacy and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Legacy Bancorp in connection with the proposed merger.  Information about the directors and executive officers of Berkshire Hills Bancorp is set forth in the proxy statement for Berkshire Hills Bancorp’s 2011 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 24, 2011.  Information about the directors and executive officers of Legacy Bancorp is set forth in the proxy statement for Legacy Bancorp’s 2010 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 25, 2010.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus documents regarding the proposed mergers as they become available.  Free copies of these documents may be obtained as described in the preceding paragraph.

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”).  These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition.  They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information.  A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables.  In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.  The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense.  These measures exclude amounts which the Company views as unrelated to its normalized operations, including merger costs and restructuring costs.  Similarly, the efficiency ratio is also adjusted for these non-core items.  Additionally, the Company adjusts core income to exclude amortization of intangibles to arrive at a measure of the underlying operating cash return for the benefit of shareholders.  The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.  Non-GAAP adjustments in 2010 and 2011 are primarily related to expense charges related to the Rome and Legacy mergers.

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# # #

CONTACTS

Investor Relations Contact
David H. Gonci
Investor Relations Officer
413-281-1973

Media Contact
Elizabeth Mach
Marketing Officer
413-445-8390

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BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED BALANCE SHEETS - UNAUDITED

	March 31,	December 31,
(In thousands)	2011	2010
Assets
Cash and due from banks	$30,928	$24,643
Short-term investments	10,297	19,497

Trading security	15,781	16,155
Securities available for sale, at fair value	315,333	310,242
Securities held to maturity, at amortized cost	56,628	56,436
Federal Home Loan Bank stock and other restricted securities	23,120	23,120
Total securities	410,862	405,953

Loans held for sale	142	1,043

Residential mortgages	655,601	644,973
Commercial mortgages	924,311	925,573
Commercial business loans	288,375	286,087
Consumer loans	277,015	285,529
Total loans	2,145,302	2,142,162
Less: Allowance for loan losses	(31,898)	(31,898)
Net loans	2,113,404	2,110,264

Premises and equipment, net	39,131	38,546
Other real estate owned	2,400	3,386
Goodwill	161,725	161,725
Other intangible assets	10,638	11,354
Cash surrender value of bank-owned life insurance	46,465	46,085
Other assets	59,122	58,220
Total assets	$2,885,114	$2,880,716

Liabilities and stockholders' equity
Demand deposits	$283,526	$297,502
NOW deposits	217,776	212,143
Money market deposits	770,024	716,078
Savings deposits	229,528	237,594
Total non-maturity deposits	1,500,854	1,463,317
Time deposits	740,195	741,124
Total deposits	2,241,049	2,204,441

Borrowings	213,402	244,837
Junior subordinated debentures	15,464	15,464
Total borrowings	228,866	260,301

Other liabilities	25,201	28,014
Total liabilities	2,495,116	2,492,756

Total stockholders' equity	389,998	387,960
Total liabilities and stockholders' equity	$2,885,114	$2,880,716

BERKSHIRE HILLS BANCORP, INC.

LOAN ANALYSIS

	March 31, 2011	December 31, 2010	Annualized Growth %
(Dollars in millions)	Balance	Balance	Quarter ended March 31, 2011

Total residential mortgages	$656	$645	7%

Commercial mortgages:
Construction	108	127	(60)
Single and multi-family	88	87	5
Commercial real estate	728	712	9
Total commercial mortgages	924	926	(1)

Commercial business loans:
Asset based lending	113	98	61
Other commercial business loans	175	188	(28)
Total commercial business loans	288	286	3

Total commercial loans	1,212	1,212	-

Consumer loans:
Home equity	226	226	-
Other	51	59	(54)
Total consumer loans	277	285	(11)
Total loans	$2,145	$2,142	-%

DEPOSIT ANALYSIS

	March 31, 2011	December 31, 2010	Annualized Growth %
(Dollars in millions)	Balance	Balance	Quarter ended March 31, 2011
Demand	$283	$297	(19	) %
NOW	218	212	11
Money market	770	716	30
Savings	230	238	(13)
Total non-maturity deposits	1,501	1,463	10

Time less than $100,000	369	369	-
Time $100,000 or more	371	372	(1)
Total time deposits	740	741	(1)
Total deposits	$2,241	$2,204	7%

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended
	March 31,
(In thousands, except per share data)	2011	2010
Interest and dividend income
Loans	$24,606	$23,947
Securities and other	3,307	3,535
Total interest and dividend income	27,913	27,482
Interest expense
Deposits	5,715	6,896
Borrowings and junior subordinated debentures	2,052	2,289
Total interest expense	7,767	9,185
Net interest income	20,146	18,297
Non-interest income
Loan related fees	591	956
Deposit related fees	2,541	2,460
Insurance commissions and fees	3,730	3,473
Wealth management fees	1,192	1,176
Total fee income	8,054	8,065
Other	448	433
Total non-interest income	8,502	8,498
Total net revenue	28,648	26,795
Provision for loan losses	1,600	2,326
Non-interest expense
Compensation and benefits	11,151	10,997
Occupancy and equipment	3,435	3,035
Technology and communications	1,466	1,383
Marketing and professional services	1,213	1,297
Supplies, postage and delivery	454	573
FDIC premiums and assessments	1,027	773
Other real estate owned	609	27
Amortization of intangible assets	716	768
Non-recurring expenses	1,708	21
Other	1,410	1,318
Total non-interest expense	23,189	20,192

Income before income taxes	3,859	4,277
Income tax expense	1,061	941
Net income	$2,798	$3,336

Earnings per share:
Basic	$0.20	$0.24
Diluted	$0.20	$0.24

Weighted average shares outstanding:
Basic	13,943	13,829
Diluted	13,981	13,858

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Quarters Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(In thousands, except per share data)	2011	2010	2010	2010	2010
Interest and dividend income
Loans	$24,606	$25,005	$24,917	$24,490	$23,947
Securities and other	3,307	3,364	3,546	3,473	3,535
Total interest and dividend income	27,913	28,369	28,463	27,963	27,482
Interest expense
Deposits	5,715	6,121	6,512	6,787	6,896
Borrowings and junior subordinated debentures	2,052	2,153	2,267	2,305	2,289
Total interest expense	7,767	8,274	8,779	9,092	9,185
Net interest income	20,146	20,095	19,684	18,871	18,297
Non-interest income
Loan related fees	591	1,125	549	756	956
Deposit related fees	2,541	2,871	2,730	2,819	2,460
Insurance commissions and fees	3,730	2,150	2,316	3,197	3,473
Wealth management fees	1,192	1,051	1,090	1,140	1,176
Total fee income	8,054	7,197	6,685	7,912	8,065
Other	448	586	230	51	433
Total non-interest income	8,502	7,783	6,915	7,963	8,498
Total net revenue	28,648	27,878	26,599	26,834	26,795
Provision for loan losses	1,600	2,000	2,000	2,200	2,326
Non-interest expense
Compensation and benefits	11,151	11,093	10,870	10,960	10,997
Occupancy and equipment	3,435	3,043	2,988	2,963	3,035
Technology and communications	1,466	1,519	1,458	1,373	1,383
Marketing and professional services	1,213	1,520	1,253	1,116	1,297
Supplies, postage and delivery	454	453	520	542	573
FDIC premiums and assessments	1,027	887	893	874	773
Other real estate owned	609	184	100	-	27
Amortization of intangible assets	716	718	768	768	768
Non-recurring expenses	1,708	426	-	-	21
Other	1,410	1,572	1,244	1,432	1,318
Total non-interest expense	23,189	21,415	20,094	20,028	20,192

Income before income taxes	3,859	4,463	4,505	4,606	4,277
Income tax expense	1,061	893	1,081	1,198	941
Net income	$2,798	$3,570	$3,424	$3,408	$3,336

Earnings per share:
Basic	$0.20	$0.26	$0.25	$0.25	$0.24
Diluted	$0.20	$0.26	$0.25	$0.25	$0.24

Weighted average shares outstanding:
Basic	13,943	13,890	13,865	13,856	13,829
Diluted	13,981	13,934	13,893	13,894	13,858

BERKSHIRE HILLS BANCORP, INC.
ASSET QUALITY ANALYSIS

	At or for the Quarters Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(Dollars in thousands)	2011	2010	2010	2010	2010
NON-PERFORMING ASSETS
Non-accruing loans:
Residential mortgages	$1,529	$2,174	$2,520	$2,251	$3,289
Commercial mortgages	9,510	9,488	11,122	11,049	14,433
Commercial business loans	1,507	1,305	2,128	2,731	3,211
Consumer loans	763	745	616	498	672
Total non-accruing loans	13,309	13,712	16,386	16,529	21,605
Other real estate owned	2,400	3,386	2,900	2,900	3,250
Total non-performing assets	$15,709	$17,098	$19,286	$19,429	$24,855

Total non-accruing loans/total loans	0.62%	0.64%	0.80%	0.82%	1.09%
Total non-performing assets/total assets	0.54%	0.59%	0.69%	0.71%	0.92%

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$31,898	$31,836	$31,848	$31,829	$31,816
Charged-off loans	(1,758)	(2,216)	(2,121)	(2,502)	(3,846)
Recoveries on charged-off loans	158	278	109	321	1,533
Net loans charged-off	(1,600)	(1,938)	(2,012)	(2,181)	(2,313)
Provision for loan losses	1,600	2,000	2,000	2,200	2,326
Balance at end of period	$31,898	$31,898	$31,836	$31,848	$31,829

Allowance for loan losses/total loans	1.49%	1.49%	1.55%	1.58%	1.61%
Allowance for loan losses/non-accruing loans	240%	233%	194%	193%	147%

NET LOAN CHARGE-OFFS
Residential mortgages	$(124)	$(173)	$(110)	$32	$56
Commercial mortgages	(963)	(811)	(740)	(1,474)	(2,584)
Commercial business loans	(222)	(733)	(946)	(485)	571
Home equity	(79)	(42)	(3)	1	(35)
Other consumer	(212)	(179)	(213)	(255)	(321)
Total, net	$(1,600)	$(1,938)	$(2,012)	$(2,181)	$(2,313)

Net charge-offs (current quarter annualized)/average loans	0.30%	0.37%	0.40%	0.44%	0.47%
Net charge-offs (YTD annualized)/average loans	0.30%	0.42%	0.43%	0.46%	0.47%

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.59%	0.26%	0.28%	0.20%	0.30%
90+ Days delinquent and still accruing	0.11%	0.05%	0.03%	0.01%	0.01%
Total accruing delinquent loans	0.70%	0.31%	0.31%	0.21%	0.31%
Non-accruing loans	0.62%	0.64%	0.80%	0.82%	1.09%
Total delinquent and non-accruing loans	1.32%	0.95%	1.11%	1.03%	1.40%

BERKSHIRE HILLS BANCORP, INC.
SELECTED FINANCIAL HIGHLIGHTS

	At or for the Quarters Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2011	2010	2010	2010	2010

PERFORMANCE RATIOS
Core return on assets	0.58%	0.55%	0.49%	0.50%	0.50%
Return on total assets	0.39	0.51	0.49	0.50	0.50
Core return on equity	4.28	4.05	3.53	3.51	3.45
Return on total equity	2.86	3.69	3.53	3.51	3.44
Net interest margin, fully taxable equivalent	3.30	3.30	3.30	3.25	3.24
Non-interest income to assets	1.18	1.10	1.00	1.17	1.27
Non-interest income to net revenue	29.68	27.92	26.00	29.68	31.71
Non-interest expense to assets	3.22	3.03	2.90	2.95	3.02
Efficiency ratio	70.81	70.89	70.77	69.97	70.71

GROWTH
Total commercial loans, year-to-date (annualized)	-%	17%	11%	9%	-%
Total loans, year-to-date (annualized)	-	9	6	6	4
Total deposits, year-to-date (annualized)	7	11	6	5	10
Total net revenues, year-to-date, compared to prior year	7	10	6	4	2
Earnings per share, year-to-date, compared to prior year	(17)	N/M	128	172	(11)
Core earnings per share, year-to-date, compared to prior year	24	N/M	78	64	(11)

FINANCIAL DATA (In millions)
Total assets	$2,885	$2,881	$2,798	$2,748	$2,705
Total loans	2,145	2,142	2,054	2,020	1,981
Allowance for loan losses	32	32	32	32	32
Total intangible assets	172	173	174	175	175
Total deposits	2,241	2,204	2,069	2,040	2,037
Total stockholders' equity	390	388	383	385	385
Total core income	4.2	3.9	3.4	3.4	3.3
Total net income	2.8	3.6	3.4	3.4	3.3

ASSET QUALITY RATIOS
Net charge-offs (current quarter annualized)/average loans	0.30%	0.37%	0.40%	0.44%	0.47%
Non-performing assets/total assets	0.54	0.59	0.69	0.71	0.92
Allowance for loan losses/total loans	1.49	1.49	1.55	1.58	1.61
Allowance for loan losses/non-accruing loans	240	233	194	193	147

PER SHARE DATA
Core earnings , diluted	$0.30	$0.28	$0.25	$0.25	$0.24
Net earnings , diluted	0.20	0.26	0.25	0.25	0.24
Tangible book value	15.44	15.27	14.89	14.96	14.97
Total book value	27.63	27.56	27.28	27.40	27.47
Market price at period end	20.83	22.11	18.96	19.48	18.33
Dividends	0.16	0.16	0.16	0.16	0.16

CAPITAL RATIOS
Stockholders' equity to total assets	13.52%	13.47%	13.68%	14.00%	14.24%
Tangible stockholders' equity to tangible assets	8.04	7.94	7.96	8.16	8.30

N/M - Not Meaningful
(1)	Reconciliation of Non-GAAP financial measures, including all references to core and tangible amounts, appear on page F-9. Tangible assets are total assets less total intangible assets.
(2)	All performance ratios are annualized and are based on average balance sheet amounts, where applicable.

BERKSHIRE HILLS BANCORP, INC.
AVERAGE BALANCES

	Quarters Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(In thousands)	2011	2010	2010	2010	2010
Assets
Loans:
Residential mortgages	$651,059	$639,470	$633,846	$636,009	$614,561
Commercial mortgages	929,564	901,434	892,124	877,638	855,828
Commercial business loans	283,747	251,229	212,697	180,830	170,322
Consumer loans	281,069	288,782	296,827	302,928	311,409
Total loans	2,145,439	2,080,915	2,035,494	1,997,405	1,952,120
Securities	403,549	411,207	402,604	407,696	411,957
Short-term investments	12,035	13,658	13,865	10,505	7,420
Total earning assets	2,561,023	2,505,780	2,451,963	2,415,606	2,371,497
Goodwill and other intangible assets	172,653	173,386	174,124	174,887	175,711
Other assets	142,789	147,365	141,868	129,665	129,872
Total assets	$2,876,465	$2,826,531	$2,767,955	$2,720,158	$2,677,080

Liabilities and stockholders' equity
Deposits:
NOW	$215,191	$210,487	$195,433	$196,387	$194,928
Money market	746,366	635,745	612,106	598,007	542,185
Savings	234,838	232,494	219,701	221,196	223,722
Time	737,551	741,921	749,234	748,248	757,752
Total interest-bearing deposits	1,933,946	1,820,647	1,776,474	1,763,838	1,718,587
Borrowings and debentures	229,878	292,416	288,467	266,860	280,102
Total interest-bearing liabilities	2,163,824	2,113,063	2,064,941	2,030,698	1,998,689
Non-interest-bearing demand deposits	293,895	289,786	280,628	275,883	270,064
Other liabilities	26,862	36,490	34,158	25,148	20,494
Total liabilities	2,484,581	2,439,339	2,379,727	2,331,729	2,289,247

Total stockholders' equity	391,884	387,192	388,228	388,429	387,833
Total liabilities and stockholders' equity	$2,876,465	$2,826,531	$2,767,955	$2,720,158	$2,677,080

Supplementary data
Total non-maturity deposits	$1,490,290	$1,368,512	$1,307,868	$1,291,473	$1,230,899
Total deposits	2,227,841	2,110,433	2,057,102	2,039,721	1,988,651
Fully taxable equivalent income adj.	679	716	709	693	646

(1) Average balances for securities available-for-sale are based on amortized cost.  Total loans include non-accruing loans.

BERKSHIRE HILLS BANCORP, INC.
AVERAGE YIELDS (Fully Taxable Equivalent - Annualized)

	Quarters Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2011	2010	2010	2010	2010

Earning assets
Loans:
Residential mortgages	5.04%	5.01%	5.17%	5.26%	5.31%
Commercial mortgages	4.68	4.91	4.74	4.96	4.94
Commercial business loans	4.69	4.83	5.86	4.99	4.88
Consumer loans	3.63	3.72	3.83	3.93	4.04
Total loans	4.65	4.77	4.86	4.90	4.91
Securities	4.01	3.94	4.19	4.09	4.06
Short-term investments	0.13	0.11	0.15	0.10	0.20
Total earning assets	4.53	4.60	4.72	4.75	4.75

Funding liabilities
Deposits:
NOW	0.33	0.35	0.32	0.35	0.39
Money Market	0.75	0.85	0.87	0.98	1.02
Savings	0.31	0.26	0.22	0.25	0.32
Time	2.19	2.36	2.59	2.68	2.71
Total interest-bearing deposits	1.20	1.33	1.45	1.54	1.61
Borrowings and debentures	3.62	2.92	3.12	3.46	3.27
Total interest-bearing liabilities	1.46	1.55	1.69	1.79	1.84

Net interest spread	3.07	3.05	3.03	2.96	2.91
Net interest margin	3.30	3.30	3.30	3.25	3.24

Cost of funds	1.28	1.37	1.48	1.58	1.62
Cost of deposits	1.04	1.15	1.26	1.33	1.39

(1) Average balances and yields for securities are based on amortized cost.
(2) Cost of funds includes all deposits and borrowings.

BERKSHIRE HILLS BANCORP, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

		At or for the Quarters Ended
		Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(Dollars in thousands)		2011	2010	2010	2010	2010
Net income		$2,798	$3,570	$3,424	$3,408	$3,336
Plus: Non-recurring expense		1,708	426	-	-	21
Adj: Income taxes		(316)	(78)	-	-	(9)
Total core income	(A)	$4,190	$3,918	$3,424	$3,408	$3,348

Total non-interest income		8,502	7,783	6,915	7,963	8,498
Net interest income		20,146	20,095	19,684	18,871	18,297
Total core revenue		$28,648	$27,878	$26,599	$26,834	$26,795

Total non-interest expense		$23,189	$21,415	$20,094	$20,028	$20,192
Less: Non-recurring expense		(1,708)	(426)	-	-	(21)
Core non-interest expense		21,481	20,989	20,094	20,028	20,171
Less: Amortization of intangible assets		(716)	(718)	(768)	(768)	(768)
Total core tangible non-interest expense		$20,765	$20,271	$19,326	$19,260	$19,403

(Dollars in millions, except per share data)
Total average assets	(B)	$2,876	$2,827	$2,768	$2,720	$2,677
Total average stockholders' equity	(C)	392	387	388	388	388

Total stockholders' equity, period-end		390	388	383	385	385
Less: Intangible assets, period-end		(172)	(173)	(174)	(175)	(175)
Total tangible stockholders' equity, period-end	(D)	218	215	209	210	210

Total shares outstanding, period-end (thousands)	(E)	14,115	14,076	14,037	14,037	14,027
Average diluted shares outstanding (thousands)	(F)	13,981	13,934	13,893	13,894	13,858

Core earnings per share, diluted	(A/F)	$0.30	$0.28	$0.25	$0.25	$0.24
Tangible book value per share, period-end	(D/E)	$15.44	$15.27	$14.89	$14.96	$14.97

Core return (annualized) on assets	(A/B)	0.58%	0.55%	0.49%	0.50%	0.50%
Core return (annualized) on equity	(A/C)	4.28	4.05	3.53	3.51	3.45
Efficiency ratio (1)		70.81	70.89	70.77	69.97	70.71

(1)
Efficiency ratio is computed by dividing total tangible core non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income.  The Company uses this non-GAAP measure, which is used widely in the banking industry, to provide important information regarding its operational efficiency.

(2)	Ratios are annualized and based on average balance sheet amounts, where applicable.
(3)	Quarterly data may not sum to year-to-date data due to rounding.

ROME BANCORP, INC.
UNAUDITED SELECTED FINANCIAL HIGHLIGHTS

	March 31,	December 31,
(In thousands)	2011	2010
Selected Financial Condition Data:
Loans:
Residential mortgages	$141,088	$144,655
Commercial mortgages	46,584	48,547
Other commercial loans	31,438	29,994
Consumer loans	43,812	45,231
Total loans	262,922	268,427

Deposits:
Demand deposits	36,832	34,502
NOW deposits	15,319	15,041
Money market deposits	20,651	19,516
Savings deposits	89,449	87,062
Time deposits	66,430	69,204
Total deposits	228,681	225,325

Total non-performing assets	3,144	2,192
Total accruing delinquent loans	641	847

	Three Months Ended
	March 31,
(In thousands)	2011	2010
Selected Operating Data:
Core net interest income	$3,124	$3,467
Core non-interest income	597	561
Core non-interest expense	2,728	2,647

(1)  Core income and expense information excludes non-core merger related items.